                                                                       EXHIBIT 2

[Farmers Logo]                                         Office of General Counsel
                                                         4680 Wilshire Boulevard
                                                           Los Angeles, Ca 90010
                                                                  (323) 932-3200
                                                        (323) 964-8093 Facsimile


                                 April 16, 2002


Board of Directors
Farmers New World Life Insurance Company
Farmers Variable Life Separate Account A
3003 - 77th Avenue, S.E.
Mercer Island, Washington  98040

Ladies and Gentlemen:

1. In my capacity as Vice President and General Counsel of Farmers New World Life Insurance Company ("FNWL"), I have participated in the preparation and review of this Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-84023) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of individual flexible premium variable life insurance policies (the "Policies") to be issued with respect to Farmers Variable Life Separate Account A (the "Account"). The Account was established on April 6, 1999, by the Board of Directors of FNWL as a separate account for assets applicable to the Policies, pursuant to the provisions of Section 48.18A.020 of the Washington Insurance Laws.

2. The Separate Account is a separate account of FNWL validly existing pursuant to Washington law and the regulations issued thereunder.

3. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of FNWL in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,

/s/ M. Douglas Close
-----------------------------
M. Douglas Close
Vice President and
General Counsel
Farmers New World Life Insurance Company